EXHIBIT 99.1

                            OREGON STEEL MILLS, INC.
                                Portland, Oregon

FOR IMMEDIATE RELEASE                                             July 10, 2002
--------------------------------------------------------------------------------

Contact: Vicki Tagliafico
         (503) 240-5226


                  OREGON STEEL MILLS, INC. PRICES DEBT OFFERING

Portland, Oregon, July 10, 2002/Business Wire/ -- Oregon Steel Mills, Inc. (NYSE: OS) announced today that it has priced an offering of $305 Million of Senior First Mortgage Notes due 2009 at 98.772% with an interest rate of 10% percent. As previously announced the proceeds of this issuance will be used to redeem the Company's outstanding 11% First Mortgage Notes due 2003, refinance its existing revolving credit facility and for working capital and general corporate purposes. The notes are being offered to qualified institutional buyers in the United States and to non-U.S. persons outside the United States in a private offering. The notes are not being registered under the Securities Act. Unless so registered, the notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security.